UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Business Purchase Agreement

On December 16, 2016, xG Technology, Inc. (the “Company”) entered into a business purchase agreement (the “Business Purchase Agreement”) by and between (i) the Company; (ii) Vislink PLC, an England and Wales registered limited company (the “Guarantor”), (iii) Vislink International Limited, an England and Wales registered limited company (the “UK Seller”); and (iv) Vislink Inc., a Delaware corporation (the “US Seller”, and together with the UK Seller, “VCS” or the “Sellers”). Pursuant to the terms of the Business Purchase Agreement, the Sellers will sell and the Company will purchase certain assets and liabilities relating to the hardware segment of the Sellers (the “Transaction”). The purchase price for the Transaction will be $16,000,000 (the “Purchase Price”), which shall be satisfied by the payment by the Company of $11,500,000 to the UK Seller and $4,500,000 to the US Seller.

Conditions to Closing of the Business Purchase Agreement

The obligations of the parties to the Business Purchase Agreement are subject to the satisfaction (or, if applicable, waiver by the relevant party) of standard closing conditions, including completion of financing by the Company to fund the acquisition and shareholder approval by the Sellers. Additionally, the Guarantor is required to: (i) dispatch a circular to its shareholders (the “Circular”) following the execution of the Business Purchase Agreement, incorporating a notice of a general meeting of the shareholders of the Guarantor in relation to the approval of the Transaction and the change of the Guarantor's name; and (ii) pass, at a duly convened general meeting of the shareholders of the Guarantor, of the resolutions set out in the Circular (together, the “Guarantor Obligations”).

Termination

The Business Purchase Agreement may be terminated by the Company or the Guarantor if the Guarantor Obligations have not been met on or before January 13, 2017, unless extended by mutual written consent by the Sellers and the Company. If the Guarantor Obligations are not met on or before January 9, 2017, the Company or the Guarantor may postpone completion of the purchase of the business assets and liabilities in accordance with the Business Purchase Agreement by up to five (5) business days.

The foregoing description of the Business Purchase Agreement is qualified in its entirety by reference to the full text of the Business Purchase Agreement, which is attached hereto to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1.

Item 8.01	Other Events.

On December 19, 2016, the Company issued a press release announcing the execution of the Business Purchase Agreement, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Business Purchase Agreement, by and between xG Technology, Inc., Vislink PLC, Vislink International Limited and Vislink Inc., dated December 16, 2016.

99.1	Press Release, dated December 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2016		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer